Exhibit 99.1

McGrath RentCorp Announces Results for Third Quarter 2011

EPS increases 55% to $0.62 for the Quarter
Rental revenues increase 16%

LIVERMORE, Calif.--(BUSINESS WIRE)--November 3, 2011--McGrath RentCorp (NASDAQ: MGRC) (the “Company”), a diversified business to business rental company, today announced revenues for the quarter ended September 30, 2011 of $105.0 million, an increase of 26%, compared to $83.2 million in the third quarter of 2010. The Company reported net income of $15.4 million, or $0.62 per diluted share for the third quarter of 2011, compared to net income of $9.7 million, or $0.40 per diluted share, in the third quarter of 2010.

Dennis Kakures, President and CEO of McGrath RentCorp, made the following comments regarding these results and future expectations:

“Our Company-wide 16% increase in rental revenues for the quarter from a year ago reflects very favorable business activity and rental revenue increases in both our tank rental and electronics businesses. These very positive results were partly offset by our modular business rental revenues declining by 4% for the same comparative period. This is our sixth consecutive quarter over quarter increase in rental revenues coming out of the Great Recession.

Our tank and box division rental revenues increased 60% to $16.1 million for the quarter, from $10.0 million a year ago. The strong increase in rental revenues was directly related to higher business activity levels and continued expansion of Adler’s rental equipment inventory. Income from operations was up 87% from a year ago to $9.5 million, as the business further leveraged existing employee and facility infrastructure, and also benefited from its base of longer term rentals.

Our electronics division rental revenues for the quarter increased by $3.0 million, or 14%, to $24.8 million from a year ago. Income from operations increased by $1.7 million, or 26%, to $8.2 million. In addition to higher rental revenues, our electronics business also benefited from higher gross profit on equipment sales and lower depreciation and laboratory costs as a percentage of rental revenues from a year ago.

Modular division rental revenues for the third quarter decreased by $0.8 million, or 4%, to $20.1 million from a year ago. Rental revenues grew by 15% quarter over quarter in our markets outside of California; however, they declined by 13% within the State. California continues to be plagued by fiscal and unemployment rate challenges. Quarter over quarter income from operations increased by $0.4 million, or 7%, to $6.1 million. The increase in income from operations in 2011, despite the reduction in rental revenues, is the result of considerably higher inventory center costs a year ago, primarily for the preparation of a number of larger, customized commercial building complexes.

Our portable storage and environmental test equipment rental initiatives both continued to make good progress in their market penetration, booking levels and rental revenue growth during the third quarter. We are excited about the longer term prospects for both Mobile Modular Portable Storage and TRS-Environmental.

Enviroplex, our California modular school facilities manufacturing subsidiary contributed very favorably to our third quarter 2011 results. Sales revenues increased to $18.5 million from $5.8 million a year ago, with income from operations increasing to $3.5 million from $0.2 million. Enviroplex has benefited during 2011 primarily from its efforts in developing project opportunities in non-public school, educational end markets. Typically, for the school facility manufacturing business, the third quarter reflects the majority of both sales revenues and income for the year.

During the first nine months of 2011 we had a net addition of over $81.0 million in original cost of rental assets. These rental products are primarily for the growth of Adler Tank Rentals, and for our test equipment and portable storage businesses.

As a result of our overall healthy business activity levels thus far in 2011 and favorable outlook for the fourth quarter, we are increasing our full year earnings guidance range of $1.65 to $1.75 to a range of $1.84 to $1.89 per diluted share.”

All comparisons presented below are for the quarter ended September 30, 2011 to the quarter ended September 30, 2010 unless otherwise indicated.

MOBILE MODULAR

For the third quarter of 2011, the Company’s Mobile Modular division reported a 7% increase in income from operations to $6.1 million. Rental revenues decreased 4% to $20.1 million and other direct costs decreased 23% to $5.9 million, which resulted in an increase in gross profit on rental revenues of 10% to $10.8 million. Sales revenues decreased 8% to $8.5 million, with gross profit on sales revenues increasing 19% to $2.2 million, primarily due to higher margins on new equipment sales revenues in the third quarter of 2011. Selling and administrative expenses increased 15% to $8.4 million primarily as a result of increased investment in our Portable Storage growth initiative.

TRS-RENTELCO

For the third quarter of 2011, the Company’s TRS-RenTelco division reported a 26% increase in income from operations to $8.2 million. Rental revenues increased 14% to $24.8 million. The increase in rental revenues, partly offset by a 6% increase in depreciation to $9.8 million, with direct costs flat at $3.3 million, resulted in an increase in gross profit on rental revenues of 27% to $11.7 million. Sales revenues increased 24% to $5.7 million with gross profit on sales increasing 14% to $2.5 million, due to lower margins on new and used equipment sales revenues in the third quarter of 2011. Selling and administrative expenses increased 19% to $6.4 million, primarily due to increased salary and benefit costs.

ADLER TANKS

For the third quarter of 2011, the Company’s Adler Tanks division reported an 87% increase in income from operations to $9.5 million. Rental revenues increased 60% to $16.1 million, which resulted in an increase in gross profit on rental revenues of 72% to $12.8 million. Rental related services revenues increased 15% to $3.3 million, with gross profit on rental related services revenues increasing 42% to $1.0 million. Selling and administrative expenses increased 42% to $4.4 million, primarily due to increased personnel and benefit costs and bad debt expense.

ENVIROPLEX

For the third quarter of 2011, the Company’s classroom manufacturing business (Enviroplex) operating income increased $3.3 million to $3.5 million. Sales revenue increased $12.7 million to $18.5 million and gross profit increased $3.4 million to $4.4 million.

OTHER HIGHLIGHTS

  Debt increased $19.1 million during the quarter to $289.6 million, with the Company’s funded debt (notes payable) to equity ratio increasing from 0.87 to 1 at June 30, 2011 to 0.90 to 1 at September 30, 2011. As of September 30, 2011, the Company had capacity to borrow an additional $165.4 million under its lines of credit.
  Dividend rate increased 2% to $0.23 per share for the third quarter 2011 compared to the third quarter 2010. On an annualized basis, this dividend represents a 3.6% yield on the November 2, 2011 close price of $25.77.
  Adjusted EBITDA increased 34% to $46.0 million for the third quarter of 2011. At September 30, 2011, the Company’s ratio of funded debt to the last twelve months actual Adjusted EBITDA was 1.83 to 1 compared to 1.85 to 1 at June 30, 2011. Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization and other non-cash stock-based compensation. A reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA to net cash provided by operating activities can be found at the end of this release.

You should read this press release in conjunction with the financial statements and notes thereto included in the Company’s latest Forms 10-K and 10-Q and other SEC filings. You can visit the Company’s web site at www.mgrc.com to access information on McGrath RentCorp, including the latest Forms 10-K and 10-Q and other SEC filings.

FINANCIAL GUIDANCE

Based upon the year to date results and the outlook for the fourth quarter, the Company is increasing its previous 2011 full-year earnings guidance of $1.65 to $1.75 per diluted share to an updated range of $1.84 to $1.89 per diluted share. These forward-looking statements reflect McGrath RentCorp’s expectations as of November 3, 2011. Actual 2011 full-year earnings per share results may be materially different and affected by many factors, including those factors outlined in the “forward-looking statements” paragraph at the end of this press release.

ABOUT MCGRATH RENTCORP

Founded in 1979, McGrath RentCorp is a diversified business-to-business rental company. Under the trade name Mobile Modular Management Corporation (Mobile Modular), it rents and sells modular buildings to fulfill customers’ temporary and permanent classroom and office space needs in California, Texas, Florida, and the Mid-Atlantic from Washington D.C. to Georgia. The Company’s TRS-RenTelco division rents and sells electronic test equipment and is one of the leading rental providers of general purpose and communications test equipment in the Americas. In 2008, the Company purchased the assets of Adler Tank Rentals, a New Jersey based supplier of rental containment solutions for hazardous and nonhazardous liquids and solids with operations today serving key markets throughout the U.S. Also, in 2008, under the trade name TRS-Environmental, the Company entered the environmental test equipment rental business serving the Americas. In 2008, the Company also entered the portable storage container rental business in California under the trade name Mobile Modular Portable Storage, and in 2009 expanded this business into Texas and Florida. For more information on McGrath RentCorp and its operating units, please visit our websites:

Corporate – www.mgrc.com
Tanks and Boxes – www.AdlerTankRentals.com
Modular Buildings – www.MobileModularRents.com
Portable Storage – www.MobileModularRents-PortableStorage.com
Electronic Test Equipment – www.TRS-RenTelco.com
Environmental Test Equipment – www.TRS-Environmental.com
School Facilities Manufacturing – www.Enviroplex.com

CONFERENCE CALL NOTE

As previously announced in its press release of October 13, 2011, McGrath RentCorp will host a conference call at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 3, 2011 to discuss the third quarter 2011 results. To participate in the teleconference, dial 1-877-941-2068 (in the U.S.), or 1-480-629-9712 (outside the US), or visit the investor relations section of the Company’s website at www.mgrc.com. Telephone replay of the call will be available for 7 days following the call by dialing 1-800-406-7325 (in the U.S.), or 1-303-590-3030 (outside the U.S.). The pass code for the call replay is 4477142.

FORWARD-LOOKING STATEMENTS

Statements in this press release which are not historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, regarding McGrath RentCorp’s business strategy, future operations, financial position, estimated revenues or losses, projected costs, prospects, plans and objectives are forward looking statements. These forward-looking statements appear in a number of places and can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “future,” “intend,” “hopes,” “goals” or “certain” or the negative of these terms or other variations or comparable terminology. In particular, the statements made in this press release about the following topics are forward looking statements: favorable business activity in our tank rental and electronics businesses, uncertainty in the California modular market, the growth potential of Adler Tank Rentals, Mobile Modular Portable Storage and TRS-Environmental, annual sales revenues and income for the school facility manufacturing business, and the statements under the heading “Financial Guidance.”

Management cautions that forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause our actual results to differ materially from those projected in such forward-looking statements including, without limitation, the following: the continuation of the current recession and financial, budget and credit crises, particularly in California, including the impact on funding for school facility projects and residential and commercial construction sectors, our customers’ need and ability to rent our products, and the Company’s ability to access additional capital in the current uncertain capital and credit market; changes in state funding for education and the timing and impact of federal stimulus monies; the effectiveness of management’s strategies and decisions, general economic, stock market and business conditions, including in the states and countries where we sell or rent our products; continuing demand for our products; hiring, retention and motivation of key personnel; failure by third parties to manufacture and deliver our products in a timely manner and to our specifications; the cost of and our ability to successfully implement information system upgrades; our ability to finance expansion and to locate and consummate acquisitions and to successfully integrate and operate Adler Tanks and other acquisitions; fluctuations in interest rates and the Company’s ability to manage credit risk; our ability to effectively manage our rental assets; the risk that we may be subject to litigation under environmental, health and safety and product liability laws and claims from employees, vendors and other third parties; fluctuations in the Company’s effective tax rate; changes in financial accounting standards; our failure to comply with internal control requirements; catastrophic loss to our facilities; effect on the Company’s Adler Tanks business from reductions to the price of oil or gas; new or modified statutory or regulatory requirements; success of the Company’s strategic growth initiatives; risks associated with doing business with government entities; seasonality of our businesses; intense industry competition including increasing price pressure; our ability to timely deliver, install and redeploy our rental products; significant increases in raw materials, labor, and other costs; and risks associated with operating internationally, including unfavorable exchange rates for the U.S. dollar against our Canadian dollar denominated revenues.

Our future business, financial condition and results of operations could differ materially from those anticipated by such forward-looking statements and are subject to risks and uncertainties including the risks set forth above, those discussed in Part II—Item 1A “Risk Factors” and elsewhere in our Form 10-Q for the quarter ended September 30, 2011 filed with the SEC on November 3, 2011 and in our Form 10-K for the year ended December 31, 2010 filed with the SEC on February 25, 2011, and those that may be identified from time to time in our reports and registration statements filed with the SEC. Forward-looking statements are made only as of the date of this press release and are based on management’s reasonable assumptions; however, these assumptions can be wrong or affected by known or unknown risks and uncertainties. Readers should not place undue reliance on these forward-looking statements and are cautioned that any such forward-looking statements are not guarantees of future performance. Except as otherwise required by law, we do not undertake any duty to update any of the forward-looking statements after the date of this press release to conform such statements to actual results or to changes in our expectations.

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2011	2010	2011	2010

REVENUES
Rental	$60,964	$52,674	$172,108	$145,658
Rental Related Services	10,737	10,401	28,616	25,718
Rental Operations	71,701	63,075	200,724	171,376
Sales	32,783	19,640	55,206	38,535
Other	477	489	1,534	1,546
Total Revenues	104,961	83,204	257,464	211,457

COSTS AND EXPENSES
Direct Costs of Rental Operations
Depreciation of Rental Equipment	15,357	14,109	44,794	41,665
Rental Related Services	8,321	8,335	22,201	19,721
Other	10,274	12,097	30,479	30,846
Total Direct Costs of Rental Operations	33,952	34,541	97,474	92,232
Costs of Sales	23,622	14,613	37,392	26,865
Total Costs of Revenues	57,574	49,154	134,866	119,097
Gross Profit	47,387	34,050	122,598	92,360
Selling and Administrative Expenses	20,081	16,569	57,284	48,929
Income from Operations	27,306	17,481	65,314	43,431
Interest Expense	2,051	1,632	5,487	4,647
Income Before Provision for Income Taxes	25,255	15,849	59,827	38,784
Provision for Income Taxes	9,900	6,149	23,452	15,048
Net Income	$15,355	$9,700	$36,375	$23,736

Earnings Per Share:
Basic	$0.63	$0.41	$1.50	$0.99
Diluted	$0.62	$0.40	$1.47	$0.98
Shares Used in Per Share Calculation:
Basic	24,362	23,936	24,320	23,884
Diluted	24,719	24,173	24,702	24,138

Cash Dividends Declared Per Share	$0.230	$0.225	$0.690	$0.675

MCGRATH RENTCORP
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
(in thousands)	2011	2010

ASSETS
Cash	$652	$990
Accounts Receivable, net of allowance for doubtful
accounts of $1,500 in 2011 and $1,700 in 2010	89,641	76,488
Income Taxes Receivable	—	6,131

Rental Equipment, at cost:
Relocatable Modular Buildings	534,109	514,548
Electronic Test Equipment	266,354	250,125
Liquid and Solid Containment Tanks and Boxes	178,805	133,095
	979,268	897,768
Less Accumulated Depreciation	(323,414)	(306,188)
Rental Equipment, net	655,854	591,580

Property, Plant and Equipment, net	94,717	83,861
Prepaid Expenses and Other Assets	14,053	13,944
Intangible Assets, net	12,527	12,868
Goodwill	27,700	27,700
Total Assets	$895,144	$813,562

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes Payable	$289,573	$265,640
Accounts Payable and Accrued Liabilities	60,786	49,612
Deferred Income	25,431	23,790
Deferred Income Taxes, net	198,944	179,543
Total Liabilities	574,734	518,585

Shareholders’ Equity:
Common Stock, no par value -
Authorized -- 40,000 shares
Issued and Outstanding -- 24,366 shares in 2011 and
24,235 shares in 2010	69,589	63,623
Retained Earnings	250,821	231,354
Total Shareholders’ Equity	320,410	294,977
Total Liabilities and Shareholders’ Equity	$895,144	$813,562

MCGRATH RENTCORP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
(in thousands)	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$36,375	$23,736
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation and Amortization	49,746	46,269
Provision for Doubtful Accounts	1,373	1,225
Non-Cash Stock-Based Compensation	3,709	3,155
Gain on Sale of Rental Equipment	(9,713)	(8,144)
Change In:
Accounts Receivable	(14,526)	(19,540)
Income Taxes Receivable	6,131	5,147
Prepaid Expenses and Other Assets	(109)	(1,346)
Accounts Payable and Accrued Liabilities	10,467	6,750
Deferred Income	1,641	7,396
Deferred Income Taxes	19,401	1,461
Net Cash Provided by Operating Activities	104,495	66,109

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Rental Equipment	(120,699)	(93,408)
Purchase of Property, Plant and Equipment	(15,181)	(5,197)
Proceeds from Sale of Used Rental Equipment	21,502	19,791
Net Cash Used in Investing Activities	(114,378)	(78,814)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Borrowings (Payments) Under Bank Lines of Credit	(64,067)	37,166
Borrowings Under Private Placement	100,000	—
Principal Payments on Senior Notes	(12,000)	(12,000)
Proceeds from the Exercise of Stock Options	1,848	2,454
Excess Tax Benefit from Exercise and Disqualifying Disposition of Stock Options	408	395
Payment of Dividends	(16,644)	(16,001)
Net Cash Provided by Financing Activities	9,545	12,014

Net Decrease in Cash	(338)	(691)
Cash Balance, beginning of period	990	1,187
Cash Balance, end of period	$652	$496

Interest Paid, during the period	$3,705	$4,530
Income Taxes Paid (Refunds Received), during the period	$(2,696)	$8,030
Dividends Accrued	$5,772	$5,435
Rental Equipment Acquisitions, not yet paid	$5,545	$10,592

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended September 30, 2011
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$20,123	$24,759	$16,082	$—	$60,964
Rental Related Services	6,565	871	3,301	—	10,737
Rental Operations	26,688	25,630	19,383	—	71,701
Sales	8,485	5,699	134	18,465	32,783
Other	109	331	37	—	477
Total Revenues	35,282	31,660	19,554	18,465	104,961

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,457	9,725	2,175	—	15,357
Rental Related Services	5,115	856	2,350	—	8,321
Other	5,873	3,327	1,074	—	10,274
Total Direct Costs of Rental Operations	14,445	13,908	5,599	—	33,952
Costs of Sales	6,296	3,192	79	14,055	23,622
Total Costs of Revenue	20,741	17,100	5,678	14,055	57,574

Gross Profit
Rental	10,793	11,707	12,833	—	35,333
Rental Related Services	1,450	15	951	—	2,416
Rental Operations	12,243	11,722	13,784	—	37,749
Sales	2,189	2,507	55	4,410	9,161
Other	109	331	37	—	477
Total Gross Profit	14,541	14,560	13,876	4,410	47,387
Selling and Administrative Expenses	8,428	6,360	4,387	906	20,081
Income from Operations	$6,113	$8,200	$9,489	$3,504	27,306
Interest Expense					2,051
Provision for Income taxes					9,900
Net Income					$15,355

Other Information
Average Rental Equipment [1]	$506,130	$264,980	$164,415
Average Monthly Total Yield [2]	1.33%	3.11%	3.26%
Average Utilization [3]	67.1%	65.5%	88.0%
Average Monthly Rental Rate [4]	1.98%	4.76%	3.70%
1	Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3	Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Three Months Ended September 30, 2010
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$20,883	$21,764	$10,027	$—	$52,674
Rental Related Services	6,947	583	2,871	—	10,401
Rental Operations	27,830	22,347	12,898	—	63,075
Sales	9,199	4,612	55	5,774	19,640
Other	127	347	15	—	489
Total Revenues	37,156	27,306	12,968	5,774	83,204

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	3,439	9,197	1,473	—	14,109
Rental Related Services	5,642	494	2,199	—	8,335
Other	7,672	3,341	1,084	—	12,097
Total Direct Costs of Rental Operations	16,753	13,032	4,756	—	34,541
Costs of Sales	7,352	2,417	47	4,797	14,613
Total Costs of Revenues	24,105	15,449	4,803	4,797	49,154

Gross Profit (Loss)
Rental	9,772	9,226	7,470	—	26,468
Rental Related Services	1,305	89	672	—	2,066
Rental Operations	11,077	9,315	8,142	—	28,534
Sales	1,847	2,195	8	977	5,027
Other	127	347	15	—	489
Total Gross Profit	13,051	11,857	8,165	977	34,050
Selling and Administrative Expenses	7,335	5,345	3,086	803	16,569
Income (Loss) from Operations	$5,716	$6,512	$5,079	$174	17,481
Interest Expense					1,632
Provision for Income taxes					6,149
Net Income					$9,700

Other Information
Average Rental Equipment [1]	$493,553	$245,706	$109,157
Average Monthly Total Yield [2]	1.41%	2.95%	3.06%
Average Utilization [3]	67.8%	67.7%	78.3%
Average Monthly Rental Rate [4]	2.08%	4.36%	3.91%
1	Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3	Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Nine Months Ended September 30, 2011
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$59,689	$70,370	$42,049	$—	$172,108
Rental Related Services	17,886	2,273	8,457	—	28,616
Rental Operations	77,575	72,643	50,506	—	200,724
Sales	16,521	18,033	237	20,415	55,206
Other	314	1,116	104	—	1,534
Total Revenues	94,410	91,792	50,847	20,415	257,464

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	10,306	28,561	5,927	—	44,794
Rental Related Services	13,788	2,014	6,399	—	22,201
Other	17,263	9,902	3,314	—	30,479
Total Direct Costs of Rental Operations	41,357	40,477	15,640	—	97,474
Costs of Sales	12,083	9,754	154	15,401	37,392
Total Costs of Revenue	53,440	50,231	15,794	15,401	134,866

Gross Profit
Rental	32,120	31,907	32,808	—	96,835
Rental Related Services	4,098	259	2,058	—	6,415
Rental Operations	36,218	32,166	34,866	—	103,250
Sales	4,438	8,279	83	5,014	17,814
Other	314	1,116	104	—	1,534
Total Gross Profit	40,970	41,561	35,053	5,014	122,598
Selling and Administrative Expenses	24,027	18,966	11,704	2,587	57,284
Income from Operations	$16,943	$22,595	$23,349	$2,427	65,314
Interest Expense					5,487
Provision for Income taxes					23,452
Net Income					$36,375

Other Information
Average Rental Equipment [1]	$501,323	$257,593	$148,939
Average Monthly Total Yield [2]	1.32%	3.04%	3.14%
Average Utilization [3]	67.1%	65.4%	86.4%
Average Monthly Rental Rate [4]	1.97%	4.64%	3.63%
1	Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3	Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

MCGRATH RENTCORP BUSINESS SEGMENT DATA (unaudited) Nine Months Ended September 30, 2010
(dollar amounts in thousands)	Mobile Modular	TRS- RenTelco	Adler Tanks	Enviroplex	Consolidated
Revenues
Rental	$ 61,889	$ 60,083	$ 23,686	$ —	$ 145,658
Rental Related Services	17,206	1,622	6,890	—	25,718
Rental Operations	79,095	61,705	30,576	—	171,376
Sales	15,142	14,446	82	8,865	38,535
Other	345	1,161	40	—	1,546
Total Revenues	94,582	77,312	30,698	8,865	211,457

Costs and Expenses
Direct Costs of Rental Operations:
Depreciation of Rental Equipment	10,291	27,527	3,847	—	41,665
Rental Related Services	12,900	1,454	5,367	—	19,721
Other	18,503	9,337	3,006	—	30,846
Total Direct Costs of Rental Operations	41,694	38,318	12,220	—	92,232
Costs of Sales	11,762	8,363	74	6,666	26,865
Total Costs of Revenue	53,456	46,681	12,294	6,666	119,097

Gross Profit
Rental	33,095	23,219	16,833	—	73,147
Rental Related Services	4,306	168	1,523	—	5,997
Rental Operations	37,401	23,387	18,356	—	79,144
Sales	3,380	6,083	8	2,199	11,670
Other	345	1,161	40	—	1,546
Total Gross Profit	41,126	30,631	18,404	2,199	92,360
Selling and Administrative Expenses	21,239	16,798	8,750	2,142	48,929
Income from Operations	$ 19,887	$ 13,833	$ 9,654	$ 57	43,431
Interest Expense					4,647
Provision for Income taxes					15,048
Net Income					$ 23,736

Other Information
Average Rental Equipment [1]	$ 489,748	$ 242,317	$ 94,155
Average Monthly Total Yield [2]	1.40%	2.76%	2.80%
Average Utilization [3]	67.8%	66.1%	73.1%
Average Monthly Rental Rate [4]	2.07%	4.17%	3.82%
1	Average Rental Equipment represents the cost of rental equipment excluding accessory equipment. For Mobile Modular and Adler Tanks, Average Rental Equipment also excludes new equipment inventory.
2	Average Monthly Total Yield is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment, for the period.
3	Average Utilization is calculated by dividing the cost of Average Rental Equipment on rent by the total cost of Average Rental Equipment.
4	Average Monthly Rental Rate is calculated by dividing the averages of monthly rental revenues by the cost of rental equipment on rent, for the period.

Reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures

To supplement the Company’s financial data presented on a basis consistent with accounting principles generally accepted in the United States of America (“GAAP”), the Company presents Adjusted EBITDA which is defined by the Company as net income before interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation. The Company presents Adjusted EBITDA as a financial measure as management believes it provides useful information to investors regarding the Company’s liquidity and financial condition and because management, as well as the Company’s lenders, use this measure in evaluating the performance of the Company.

Management uses Adjusted EBITDA as a supplement to GAAP measures to further evaluate the Company’s period-to-period operating performance, compliance with financial covenants in the Company’s revolving lines of credit and senior notes and evaluate the Company’s ability to meet future capital expenditure and working capital requirements. Management believes the exclusion of non-cash charges, including stock-based compensation, is useful in measuring the Company’s cash available for operations and performance of the Company. Because management finds Adjusted EBITDA useful, the Company believes its investors will also find Adjusted EBITDA useful in evaluating the Company’s performance.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, cash flows, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles in the United States or as a measure of the Company’s profitability or liquidity. Adjusted EBITDA is not in accordance with or an alternative for GAAP, and may be different from non−GAAP measures used by other companies. Unlike EBITDA, which may be used by other companies or investors, Adjusted EBITDA does not include stock-based compensation charges. The Company believes that Adjusted EBITDA is of limited use in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and does not accurately reflect real cash flow. In addition, other companies may not use Adjusted EBITDA or may use other non-GAAP measures, limiting the usefulness of Adjusted EBITDA for purposes of comparison. The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company will not incur expenses that are the same as or similar to the adjustments in this presentation. Therefore, Adjusted EBITDA should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company compensates for the limitations of Adjusted EBITDA by relying upon GAAP results to gain a complete picture of the Company’s performance. Because Adjusted EBITDA is a non-GAAP financial measure as defined by the Securities and Exchange Commission, the Company includes in the tables below reconciliations of Adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP.

Reconciliation of Net Income to Adjusted EBITDA
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010	2011	2010
Net Income	$15,355	$9,700	$36,375	$23,736	$49,118	$32,637
Provision for Income Taxes	9,900	6,149	23,452	15,048	30,975	20,016
Interest	2,051	1,632	5,487	4,647	7,026	6,230
Income from Operations	27,306	17,481	65,314	43,431	87,119	58,883
Depreciation and Amortization	17,110	15,681	49,746	46,269	66,054	61,788
Non-Cash Stock-Based Compensation	1,582	1,069	3,709	3,155	4,781	4,049
Adjusted EBITDA [1]	$45,998	$34,231	$118,769	$92,855	$157,954	$124,720

Adjusted EBITDA Margin [2]	44%	41%	46%	44%	47%	45%

Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010	2011	2010
Adjusted EBITDA [1]	$45,998	$34,231	$118,769	$92,855	$157,954	$124,720
Interest Paid	(1,048)	(1,392)	(3,705)	(4,530)	(5,481)	(6,483)
Net Income Taxes (Paid) Refunds Received	(902)	(2,063)	2,696	(8,030)	1,384	(8,634)
Gain on Sale of Used Rental Equipment	(3,217)	(3,399)	(9,713)	(8,144)	(13,296)	(11,013)
Change in certain assets and liabilities:
Accounts Receivable, net	(10,811)	(19,501)	(13,153)	(18,315)	(730)	(11,263)
Income Taxes Receivable	—	72	6,131	5,147	1,103	5,147
Prepaid Expenses and Other Assets	8,712	141	(109)	(1,346)	1,536	(1,139)
Accounts Payable and Other Liabilities	(136)	3,504	1,938	1,076	3,186	2,844
Deferred Income	(5,550)	11,363	1,641	7,396	(6,710)	4,742
Net Cash Provided by Operating Activities	$33,046	$22,956	$104,495	$66,109	$138,946	$98,921
1	Adjusted EBITDA is defined as net income before interest expense, provision for income taxes, depreciation, amortization, and non-cash stock-based compensation.
2	Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total revenues for the period.

CONTACT:
McGrath RentCorp
Keith E. Pratt, 925-606-9200
Chief Financial Officer